Exhibit 99.2

Nevro Receives FDA Approval for Senza® Spinal Cord Stimulation System Delivering HF10™ Therapy

HF10 Therapy Labeled as Superior to Traditional SCS Therapy for Chronic Back and Leg Pain

Conference Call on Monday, May 11 at 8:30 a.m. ET to Discuss the FDA Approval

and Operating Results for the First Quarter 2015

MENLO PARK, Calif., May 8, 2015 /PRNewswire/ — Nevro Corp. (NYSE: NVRO), a medical device company that is providing innovative evidence-based solutions for the treatment of chronic pain, today announced that it has received approval from the United States Food and Drug Administration (FDA) for its Senza spinal cord stimulation (SCS) system. Nevro also announced that it will now be releasing financial results for the first quarter of 2015 before market open on Monday, May 11, 2015. The Company will be hosting a conference call beginning at 8:30 a.m. Eastern Time to discuss both the FDA approval and first quarter operating results on Monday, May 11, 2015, in place of the conference call previously scheduled in the afternoon of the same day.

The Senza SCS system, which delivers Nevro’s proprietary HF10 therapy, is indicated as an aid in the management of chronic intractable pain of the trunk and/or limbs, including unilateral or bilateral pain associated with failed back surgery syndrome, intractable low back pain and leg pain.

The Senza system delivering HF10 therapy has experienced strong adoption in Europe and Australia over the past 5 years. With this FDA approval, patients in the U.S. suffering from chronic pain will have the opportunity to experience the significant benefits of HF10 therapy. FDA approval of Nevro’s Senza system highlights the unique nature of the technological innovation:

•	HF10 therapy is the only SCS therapy approved by FDA with superiority labeling;

•	HF10 therapy is the only SCS therapy indicated by FDA to deliver pain relief without paresthesia (a constant tingling sensation that is the basis of traditional SCS);

•	HF10 therapy is the only SCS therapy approved by FDA to be used without patient restrictions on motor vehicle operation while receiving therapy; and

•	The Senza system is the only implantable SCS system approved by FDA with labeling for 3T conditional MRI compatibility.

The Senza system was the subject of the SENZA-RCT pivotal study, a ground-breaking study that was the first to directly compare SCS therapies. The multicenter study was conducted across 11 U.S. clinical trial sites, comparing the safety and effectiveness of HF10 therapy to traditional SCS therapy. The study enrolled 241 patients, making it the largest prospective randomized SCS study ever conducted to assess the treatment of chronic back and leg pain.

“My fellow investigators and I have eagerly awaited the approval of the Senza SCS system,” said Dr. Leonardo Kapural, lead investigator for the SENZA-RCT pivotal study from Wake Forest University Baptist Medical Center. “The results of the study showed that HF10 therapy provides better pain relief and nearly twice the response rate of traditional SCS, representing a tangible advance in chronic pain management. HF10 therapy will allow me to help more patients in my practice by addressing back pain in addition to leg pain. And, with HF10 therapy I can for the first time focus on providing pain relief to my patients instead of managing paresthesia, which is a paradigm shift for my pain practice.”

The labeling for the Senza system and HF10 therapy was based on the SENZA-RCT clinical trial, where HF10 therapy was meaningfully superior to traditional SCS therapy for back and leg pain, including superior response rates, pain relief, and functional outcomes. Superiority was demonstrated in the primary and all secondary endpoints including at every measurement time point throughout the 12 month follow up.

“We are grateful to the inspiring dedication of the clinical investigators, their study coordinators, and patients involved in the SENZA-RCT study, as they collectively have paved the way for this therapy to help those suffering from debilitating chronic pain,” said Michael DeMane, Chairman and Chief Executive Officer of Nevro. “The Nevro organization is prepared to initiate a responsible rollout of HF10 therapy to the U.S. pain management community and the patients they serve to ensure we deliver the clinical outcomes that are the foundation of our therapy and company.”

Investor Conference Call

Nevro will host an investor conference call beginning at 8:30 a.m. Eastern Time to discuss both the FDA approval and the first quarter operating results on Monday, May 11, 2015, in place of the conference call previously scheduled in the afternoon of the same day. The conference call can be accessed by dialing (877) 201-0168 domestically and (647) 788-4901 internationally (Conference ID: 41475428), or from the webcast on the “Investors” section of the company’s website at: www.nevro.com. The webcast will be available on the company’s website for two weeks following the completion of the call.

About the Senza System and HF10 Therapy

The Senza system is the only SCS system that delivers Nevro’s proprietary HF10 therapy, an SCS therapy that provides electrical pulses to the spinal cord to alleviate pain. The electrical pulses are delivered by small electrodes on leads that are placed near the spinal cord and are connected to a compact, battery-powered generator implanted under the skin. HF10 therapy is the only SCS therapy indicated to provide pain relief without paresthesia (a constant tingling sensation that is the basis of traditional SCS therapy) and is also the first SCS therapy to demonstrate superiority to traditional SCS for back and leg pain in a comparative pivotal study. Nevro’s innovations in SCS, including the SENZA® system and HF10™ therapy, are covered by more than 75 issued U.S. and international patents.

About Nevro

Headquartered in Menlo Park, California, Nevro is a medical device company focused on providing innovative products that improve the quality of life of patients suffering from debilitating chronic pain. Nevro has developed and commercialized the Senza spinal cord stimulation (SCS) system, an evidence-based neuromodulation platform for the treatment of chronic pain. The Senza system is the only SCS system that delivers Nevro’s proprietary HF10 therapy. Senza, HF10, Nevro and the Nevro logo are trademarks of Nevro.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements with respect to our business, capital resources, strategic initiatives and growth reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including with respect to our beliefs and expectations regarding the opportunity for U.S. patients to experience significant benefits from HF10 therapy, the effects of HF10 therapy on current pain management practices, and our initiation of a responsible rollout of HF10 therapy in the U.S. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; the timing of our U.S. commercial launch of Senza; our ability to manufacture our products to meet demand; the level and availability of third party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed with the SEC on March 18, 2015, as well as any reports that we may file with the SEC in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Investor Relations Contact:

Westwicke Partners

Lynn Pieper

(415) 202-5678

Lynn.pieper@westwicke.com